EXHIBIT 4.10.3



                         SECOND AMENDMENT
                                TO
                INVESTORS FIDUCIARY TRUST COMPANY
                     INVESTMENT SAVINGS PLAN


     WHEREAS, effective January 1, 1996, Investors Fiduciary Trust Company ("IFTC") as the employer established the "Investors Fiduciary Trust Company Investment Savings Plan" ("Plan") by executing on December 15, 1995, that certain "Standardized Form/Customized Adoption Agreement-001" ("Adoption Agreement") under that certain prototype plan known as the "Godwins Booke & Dickenson Prototype Profit Sharing and Employee Savings Plan and Trust" ("Prototype Plan Document");

     WHEREAS, IFTC also serves as trustee of the Plan;

     WHEREAS, by written instrument dated February 26, 1996, IFTC as employer adopted the First Amendment to the Plan, which amendment was in the form of an amendment to the Adoption Agreement, and such amendment had the effect of withdrawing the Plan from the aforesaid prototype plan program and making the Plan an "individually designed plan" under Section 11.1.2 of the Prototype Plan Document;

     WHEREAS, once the Plan became an "individually designed plan," it was the intention of IFTC to maintain the Plan under the following documents taken together: (1) Prototype Plan Document, (2) Adoption Agreement and (3) the First Amendment, which said documents taken together shall hereinafter be referred to as the "Plan";

     WHEREAS, under Section 11.1.2 of the Prototype Plan Document
IFTC reserved the right to amend the Plan;

     WHEREAS , IFTC now desires to further amend the Plan by amending the Prototype Plan Document and the Adoption Agreement.

     NOW, THEREFORE, IFTC as employer and trustee hereby amends the Investors Fiduciary Trust Company Investment Savings Plan effective January 1, 1996, as follows:

     A.   AMENDMENTS TO THE ADOPTION AGREEMENT

     1. Sections IV.B. and C. are hereby deleted in their entirety and new Sections IV. B. and C. are hereby substituted in lieu thereof to provide as follows:

          B. Number of years of service and minimum age required to participate (1.40):

               Each employee becomes a participant in the plan on the entry date specified in D. below (if hired on that date) immediately following the later of the date on which he completes one Year of Service or attains age 21. The eligibility conditions of this Section IV. B. apply only to an employee hired after December 31, 1995, or to an employee who was hired before December 31, 1995, but who had not attained age 21 by that date. Any employee employed on or before December 31, 1995, who had attained age 21 by that date becomes a participant in the plan on January 1, 1996.

          C.   [RESERVED]

     2. Section V.B. is hereby deleted in its entirety and a new Section V.B. is hereby substituted in lieu thereof to provide as follows:

          B. Prior service with certain affiliated or related employers (1.52.2):

               Service with IFTC and DST Systems, Inc. and its affiliates shall be recognized as service under the Plan. Moreover, if IFTC is a member of a related group, the term
               "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under the Plan, applying the limitations on allocations in Section 23, applying the top heavy rules and the minimum allocation requirements of Section 22, the definitions of employee, highly compensated employee, compensation and leased employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, only IFTC may contribute to the Plan and only an employee employed by IFTC is eligible to participate in this Plan.
               A related group is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control
               (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)).

     3. Section VI.A. as amended by the First Amendment of the Plan dated February 26, 1996 is hereby deleted in its entirety and Section VI.A. shall read as originally stated in the Adoption Agreement executed December 15, 1995, and the following special definition for salary reduction contributions is hereby added to provide as follows:

               Special definition for salary reduction
               contributions: For purposes of determining the employee's salary reduction contributions under a salary reduction agreement,
               "compensation" shall not include any payments other than (1) regular salary or wages, (2) overtime pay and (3) the IFTC Bonus Program.

     4. Section XI.G. is hereby deleted in its entirety and a new Section XI.G. is hereby substituted in lieu thereof to provide as follows:

          G.   Hardship withdrawals (6.5): [Select one]

                    ____ (1)  Hardship distributions shall
                              not be permitted under the
                              plan.

                    X    (2)  Hardship distributions shall
                              be permitted under the plan.
                              Hardship distributions shall
                              be available from the vested
                              portion of the following
                              accounts of the participant:
                              [Select one]

                        X    (a)  All of his accounts
                                  (other than his qualified
                                  matching contribution
                                  account and his qualified
                                  non-elective contribution
                                  account);

                        ____ (b)  His elective deferral
                                  account only (excluding
                                  earnings credited as of
                                  any plan year ending
                                  after July 1, 1989);

                        ____ (c)  The elective deferrals
                                  credited to his elective
                                  deferral account only
                                  (excluding all earnings).

    5. Section XIII.A. is hereby deleted in its entirety and a new Section XIII.A. is hereby substituted in lieu thereof to provide as follows:

              A.   Permissibility of participant loans
                   (6.4):

                   Loans to participants who are active
                   employees of the Employer shall be
                   permitted under the plan.

    6. Section IX.A.(2) is hereby deleted in its entirety and a new Section IX.A.(2) is hereby substituted in lieu thereof to provide as follows:

         (2) The amount of matching contributions to the plan by the Employer with respect to each participant's elective deferrals made during a plan year shall equal: 100% of the participant's elective deferrals not in excess of 3% of the participant's compensation as defined in Section VI.A. for purposes of a participant's salary reduction contribution.

    7. Section XI.B. is hereby amended to add a proviso at the end of the section to read as follows:

              PROVIDED, that any participant having an account balance that was transferred from either the DST Systems, Inc. Profit Sharing
              Plan or the DST Systems, Inc. 401(k) Plan shall be entitled to retire following attainment of age 60 without any minimum service requirement.

    8. Section XII.A. is hereby deleted in its entirety and a new Section XII.A. is hereby substituted in lieu thereof to provide as follows:

         A.   Vesting schedule (2.3.4; 2.4; 5.1; 5.2):

              The nonforfeitable percentage of each
              participant in his matching contribution account and discretionary Employer contribution account shall be determined according to the following schedules:

              (1)  Discretionary employer contribution
                   account:  100% vesting after 5 years of
                   service

              (2)  Employer matching contribution account:
                   immediate 100% vesting

              (3)  Special vesting schedule for
                   participants with prior vesting credit
                   under the DST Systems, Inc. Profit
                   Sharing Plan:  for purposes of the
                   discretionary employer contribution
                   account and any accounts transferred to
                   the plan pursuant to Section 18.2 of the Prototype Plan Document which are not 100% vested immediately prior to transfer to this plan, the following vesting schedule will apply:

                   Years of Service         Vesting Percentage

                   Less than 1                           0
                            1                           10
                            2                           20
                            3                           30
                            4                           40
                            5                         100

    9. Section XIV.A.(3) is hereby deleted in its entirety and a new Section XIV.A.(3) is hereby substituted in lieu thereof to provide as follows:

                   X    (3)  Each participant shall be
                             permitted to direct the
                             investment and reinvestment of
                             one or more of the following
                             separate accounts, which are a
                             part of his entire account,
                             among the directed investment
                             funds:

                        ____ (a)  the discretionary
                                  Employer contribution
                                  account;

                        ____ (b)  the deductible
                                  contribution account;

                        ____ (c)  the mandatory
                                  contribution account;

                        X    (d)  the elective deferral
                                  account;

                        X    (e)  the qualified
                                  non-elective contribution
                                  account;

                        ____ (f)  the employee after-tax
                                  contribution account;

                        X    (g)  the matching contribution
                                  account;

                        X    (h)  the qualified matching
                                  contribution account;

                        X    (i)  the rollover account; and

                        X    (j)  the direct transfer
                                  account, EXCEPT to the
                                  extent of account
                                  balances attributable to
                                  discretionary employer
                                  contributions under the
                                  DST Systems, Inc. Profit
                                  Sharing Plan.

    10. Section XIV.B.(1) is hereby deleted in its entirety and in lieu thereof Section XIV.B.(2) is hereby elected.

    B.   AMENDMENTS TO THE PROTOTYPE PLAN DOCUMENT

    1. Section 6.6.10 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 6.6.10 is hereby substituted in lieu thereof to provide as follows:

                   6.6.10  The occurrence of any one or
              more of the following events of default shall constitute a default by the borrower under the terms of the loan, whereupon the unpaid balance of the note, together with accrued interest, will immediately become due and payable without presentment, demand, protest, or notice of any kind. Events of default include: (i) failure to make any payment within 90 days when due, whether by acceleration or otherwise; (ii) termination of service of the borrower; (iii) bankruptcy or insolvency of the borrower and (iv) death, dissolution, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the borrower. Prior to the foreclosure and attachment, the unpaid principal and interest of the loan shall bear interest at a rate two percentage points greater than the rate set forth in a note.
              If the unpaid principal and interest exceed the amount of the defaulting borrower's account that is pledged as security, all or any part of any additional security pledged to secure the loan, in the discretion of the Committee, may be sold at private or public sale. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorneys' fees, then to accrued interest, and then to principal of the loan. The borrower shall remain liable for any deficiency. Any surplus shall be paid to the borrower. No distribution under the plan to or on behalf of the borrower shall be made unless and until all unpaid loans, including interest thereon, are satisfied.

    2. Section 8 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 8 is hereby substituted in lieu thereof to provide as follows:

              Section 8.  Participant Directed Investments:

                   8.1  Participant directed investments:
              Notwithstanding any other provisions of the plan, each participant having an amount to his credit under the plan may, acting through the Committee, direct the Trustee as to the investment or reinvestment of his account to the extent permitted by the Employer in the Adoption Agreement, subject to the following provisions of this Section 8 and Section 9:

                        8.1.1  Directed investment funds:
                   The investment manager appointed
                   pursuant to Section 20.1.3 hereof shall
                   determine from time to time the
                   investment options ("directed investment funds") available to participants. Each participant shall be entitled to direct the investment and reinvestment of such of his separate accounts as shall be permitted in the Adoption Agreement ("directed separate accounts") among the directed investment funds. Each directed separate account of a participant shall be divided into sub-accounts reflecting the portion of such directed separate account invested in each directed investment fund ("fund accounts").

                        8.1.2.  Adjustment of fund
                   accounts:  Except as otherwise
                   specifically provided herein, each fund
                   account shall be adjusted as of each
                   adjustment date in the manner provided
                   in Section 7, as if it were the entire
                   directed separate account of the
                   participant to which it is subsidiary,
                   with respect to distributions,
                   withdrawals, loans, contributions and
                   forfeitures allocated to it and with
                   respect to its share of the net income
                   or net loss of the directed investment
                   fund of which it is a part.

                        8.1.3  Direction of future
                   contributions:  In accordance with
                   procedures adopted by the Committee,
                   contributions allocated to a
                   participant's directed separate accounts shall be apportioned among the directed investment funds in the manner designated by the participant. Any such designation for future contributions shall be made in multiples of the percentage chosen by the Employer in the Adoption Agreement. Any designation among the directed investment funds shall remain in effect unless and until the participant shall file a timely application providing for a different designation. A participant may change his investment direction at such intervals during the plan year as designated by the Employer in the Adoption Agreement. If for any reason a participant shall not have made an effective designation with respect to any portion of a contribution allocated to a directed separate account, such contribution for which no designation was made shall be invested by the investment manager.

                        8.1.4  Reallocations among directed
                   investment funds:  In accordance with
                   procedures adopted by the Committee, a
                   participant shall be entitled to
                   reallocate the amount credited to each
                   of his directed separate accounts among
                   the available directed investment funds
                   in multiples of the percentage
                   designated by the Employer in the
                   Adoption Agreement.  Such reallocations
                   may be made at such intervals during the plan year as designated by the Employer in the Adoption Agreement.

                        8.1.5  Notification of Trustee:
                   The Committee shall notify the Trustee
                   of all directions made in accordance
                   with Section 8.1.3 and 8.1.4 as soon as practicable following their receipt.

                   8.2  Rights in directed investment
              funds: Notwithstanding the fact that all or a portion of a participant's account may be invested in directed investment funds selected by the investment manager and may be expressed in dollars, shares, or units in a particular directed investment fund, such references shall mean the aggregate of the dollar amount credited to the participant's account at any point in time. Nothing contained in this Section 8 shall be deemed to give any participant any interest in any specific property in any directed investment fund or any interest in the plan, other than
              (i) the right to receive payments or
              distributions in accordance with the plan,
              (ii) the right to instruct the Trustee how to vote the securities in the directed investment funds as permitted under Section
              8.7; (iii) the right to instruct the Trustee with respect to the sale, exchange, or transfer of the securities in the directed investment funds as permitted under Section
              8.8, or (iv) to exercise any other right specifically granted to the participant under the plan.

                   8.3  Effect of participant loans: In the
              event the participant's separate account from which an amount is borrowed pursuant to
              Section 6.6 is also a directed separate
              account, the amount borrowed from such
              account shall be withdrawn from the fund accounts with respect to such directed separate account on a pro rata basis. Any repayment of principal and interest on such borrowed amount shall be reinvested in the participant's fund accounts in accordance with the participant's investment direction in effect on the adjustment date as of which such repayment is credited to the participant's directed separate account.

                   8.4  Distributions from directed
              separate accounts: In the event the
              participant's separate accounts from which an amount is to be distributed or withdrawn are also directed separate accounts, the amount distributed from such accounts shall be withdrawn from the fund accounts with respect to each such directed separate account on a pro rata basis.

                   8.5  Accounts not subject to participant
              direction: In the event a participant is not permitted to direct the investment and reinvestment of one or more of his separate accounts, such separate accounts shall remain subject to the investment discretion of the investment manager.

                   8.6  Authority of Trustee and Committee:
              The Trustee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this Section 8.
              The Committee may promulgate rules or by-laws supplementing and implementing the provisions of this Section 8, including such rules or by-laws as may be necessary from time to time in order to provide a participant or beneficiary, within the meaning of Section
              404(c) of ERISA and the regulations
              thereunder, an opportunity (i) to exercise control over assets in his account, and (ii) to choose, from a broad range of investment alternatives, the manner in which some or all of the assets in his account are invested.
              If it is not practicable for the Trustee to effect the transfer of funds on any date provided in this Section 8, the Trustee shall effect such transfer on the first practicable date thereafter.

                   8.7  Voting of stock held in directed
              investment funds: The Employer elects to pass-through voting of stock allocated to a participant's separate accounts to such participants or their beneficiaries under the plan, and the following provisions shall apply:

                        8.7.1     Participant voting of
                   stock:  Each participant or beneficiary
                   shall be entitled to direct the Trustee
                   as to the manner in which shares of
                   stock allocated to the participant's
                   separate accounts shall be voted with
                   respect to any corporate matter that
                   involves voting the stock allocated to
                   the participant's separate accounts as
                   of any record date.

                        8.7.2     Trustee's
                   responsibilities:  The Trustee shall
                   vote the stock held by the trust on the
                   record date only as directed by the
                   participants or investment manager.

                        8.7.3     Voting instructions from
                   participants:  The Trustee shall vote
                   such stock in accordance with the timely instructions of the respective participants and beneficiaries. The
                   Trustee shall be responsible for
                   soliciting and tabulating such votes.
                   Prior to the voting of stock, the
                   Committee shall distribute to each
                   participant and beneficiary the same
                   information concerning the vote as is
                   furnished by the issuer to its
                   shareholders.  If the issuer does not
                   furnish any such information within the
                   appropriate time period under applicable state corporate law prior to the shareholders' meeting, the Committee shall, as soon as practicable, provide each participant and beneficiary with an explanation of those matters that to the best knowledge of the Committee are to be presented at such meeting for action by shareholders and are subject to direction by the participant or beneficiary and an appropriate form on which the participant or beneficiary may direct voting on such matters. If the Trustee does not receive participant or beneficiary instructions with respect to any stock or such instructions are not timely received, such stock shall be voted by the Trustee only as directed by the investment manager.

                   8.8  Tendering:  The following
              provisions shall apply in the event a tender offer or exchange offer, including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange
              Act of 1934, as amended, for any stock held by the trust in a directed investment fund (a
              "tender offer") is commenced.

                        8.8.1     Independent recordkeeper;
                   Trustee's responsibilities:  In the
                   event a tender offer for the stock held
                   by the trust is commenced, the functions under the plan applicable to participation of such stock in the tender offer shall be undertaken by the independent recordkeeper appointed by the Committee at the time the tender offer is commenced, and the Committee shall not undertake any recordkeeping function under the plan that would serve to violate the confidentiality of any directions given by the participants or beneficiaries in connection with the tender offer. The independent recordkeeper shall use its best efforts to timely distribute or cause to be distributed to each participant and beneficiary such information as is being distributed to other shareholders in connection with the tender offer. The
                   Trustee shall have no discretion or
                   authority to sell, exchange or transfer
                   any of the stock held in the
                   participant's separate accounts pursuant to such tender offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing as follows:

                        (i)  Each participant and
                             beneficiary shall be entitled
                             to direct the independent
                             recordkeeper with respect to
                             the sale, exchange, or
                             transfer of the stock
                             allocated to the participant's
                             separate accounts.  The
                             independent recordkeeper shall
                             then instruct the Trustee as
                             to the number of shares to be
                             tendered, in accordance with
                             the above directions.  The
                             Committee shall instruct the
                             Trustee to follow the
                             directions of the independent
                             recordkeeper pursuant to the
                             terms of the tender offer.
                             Instructions received from
                             participants and beneficiaries
                             by the independent
                             recordkeeper shall be held in
                             the strictest confidence and
                             shall not be divulged or
                             released to any person
                             including the Committee, or
                             the officers, directors, or
                             employees of the Employer.

                        (ii) The independent recordkeeper
                             shall instruct the Committee
                             and the Trustee as to the
                             number of shares for which it
                             did not receive any
                             instructions or instructions
                             were not timely received.  The
                             Trustee shall tender or not
                             tender such shares of stock
                             only as directed by the
                             investment manager.

                   8.8.2     Records:  Following any tender
              offer that has resulted in the sale or
              exchange or any shares of stock held by the trust, the independent recordkeeper to which responsibility has been transferred shall continue to maintain on a confidential basis a record of the separate account of each participant or beneficiary to which shares of stock were allocated at any time during such offer, until complete distribution of such stock. The recordkeeper shall keep confidential any instructions that it may receive from participants or beneficiaries relating to the tender offer.

    3.   Sections 11.1.1 and 11.1.2 of the Prototype Plan
         Document are hereby deleted in their entirety and new
         Sections 11.1.1 and 11.1.2 are hereby substituted in lieu thereof to provide as follows:

                   11.1.1    [RESERVED]

                   11.1.2    The Employer acting through
              its Board has the right at any time and from time to time to amend this plan in any manner.

    4. Section 12 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 12 is hereby substituted in lieu thereof to provide as follows:

              Section 12.  Allocation of Responsibilities
              Among Named Fiduciaries:

                   12.1 Duties of named fiduciaries:  The
              named fiduciaries with respect to the plan and the fiduciary duties and other responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the plan, are as follows:

                   12.1.1 Board:

                        (i)       To amend the plan;

                        (ii)      To appoint and remove
                                  members of the Committee,
                                  including the plan
                                  administrator;

                        (iii)     To appoint and remove any
                                  investment managers;

                        (iv)      To appoint and remove the
                                  Trustee under the plan;

                        (v)       To determine the amount
                                  to be contributed to the
                                  plan each year by the
                                  Employer; and

                        (vi)      To terminate the plan.

                   12.1.2    Committee:

                        (i)       To interpret the
                                  provisions of the plan
                                  and to determine the
                                  rights of participants
                                  under the plan, except to
                                  the extent otherwise
                                  provided in Section 16
                                  relating to claims
                                  procedure;

                        (ii)      To administer the plan in
                                  accordance with its
                                  terms, except to the
                                  extent powers to
                                  administer the plan are
                                  specifically delegated to
                                  another named fiduciary
                                  or other person or
                                  persons as provided in
                                  the plan;

                        (iii)     To account for the
                                  accrued benefits of
                                  participants;

                        (iv)      To direct the Trustee in
                                  the distribution of trust
                                  assets; and

                        (v)       To establish such
                                  procedures as it may be
                                  advisable for the proper
                                  administration of the
                                  plan, including, but not
                                  limited to, procedures
                                  for changes in investment
                                  directions, transfers of
                                  assets between fund
                                  accounts, and
                                  applications for elective
                                  deferrals, employee
                                  after-tax contributions,
                                  participant loans,
                                  withdrawals,
                                  distributions, direct
                                  transfers, and rollover
                                  contributions.

                   12.1.3    Plan Administrator:

                        (i)       To file such reports as
                                  may be required with the
                                  United States Department
                                  of Labor, the Internal
                                  Revenue Service, and any
                                  other government agencies
                                  to which reports may be
                                  required to be submitted
                                  from time to time;

                        (ii)      To comply with
                                  requirements of law for
                                  disclosure of plan
                                  provisions and other
                                  information relating to
                                  the plan participants and
                                  other interested parties;
                                  and

                        (iii)     To administer the claims
                                  procedure to the extent
                                  provided in Section 16.

                   12.1.4    Trustee:

                        (i)       To invest and reinvest
                                  trust assets pursuant to
                                  direction of the
                                  participants or any
                                  investment manager(s)
                                  appointed by the Board;

                        (ii)      To make distributions to
                                  plan participants as
                                  directed by the
                                  Committee;

                        (iii)     To render annual
                                  accountings to the
                                  Employer as provided in
                                  the plan; and

                        (iv)      Otherwise to hold,
                                  administer and control
                                  the assets of the trust
                                  as provided in Section 20
                                  of the plan.

                   12.1.5    Investment Manager:  The
              duties of the investment manager shall be to manage, acquire and dispose of assets of the trust, or to direct the Trustee in the management, acquisition, and disposition of assets of the trust.

                   12.1.6    Custodian: If the Trustee
              appoints a custodian to hold and manage the assets of the trust under the plan, then notwithstanding the foregoing provisions of this Section 12.1 or any other provisions of the plan, the duties of the custodian shall be to receive, hold, sell, exchange, and otherwise deal with the assets of the trust as instructed by the Trustee (or by the investment manager, if any, to the extent of the authority of the investment manager), to make distributions to participants as directed by the Committee, and to render accounts to the Trustee as provided in
              Section 20.2.

              12.2 Co-fiduciary liability:  Except as
         otherwise provided in ERISA, a named fiduciary shall not be responsible or liable for any act or omission of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciaries, and a named fiduciary of the plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

    5. Section 18.2 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 18.2 is hereby substituted in lieu thereof to provide as follows:

                   18.2 Special provision respecting assets
              transferred from DST plans:  It is
              anticipated that assets will be transferred to the plan from the DST Systems, Inc. Profit
              Sharing Plan and the DST Systems, Inc. 401(k)
              Plan with respect to participants in this plan who were previously participants in such DST plans. Such transferred assets shall at the time of transfer be nonforfeitable and vested in the respective participants to the same extent as such assets were nonforfeitable and vested under such transferor plans immediately before the transfers. Thereafter, such participants shall continue to vest in such assets under this Plan according to the "special vesting schedule" set forth in the Adoption Agreement
              Section XII.A.(3).

    6. Section 18.5 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 18.5 is hereby substituted in lieu thereof to provide as follows:

                   18.5 Separate accounts:  The Trustee
              shall keep a separate and identifiable
              account with respect to the transferred
              assets of each participant (which may be commingled for investment purposes with other assets of the trust), designated as the "direct transfer account," and moreover, shall subdivide such direct transfer account into subaccounts so as to be able to account separately for amounts transferred from the following DST plans' accounts: discretionary employer contribution and employee elective
              401(k) contribution. The direct transfer account of each participant shall be adjusted in the manner specified in Section 7.

    7. Section 20.1.2 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 20.1.2 is hereby substituted in lieu thereof to provide as follows:

                   20.1.2 [RESERVED]

    8. Section 20.1.3 of the Prototype Plan Document is hereby deleted in its entirety and a new Section 20.1.3 is hereby substituted in lieu thereof to provide as follows:

                   20.1.3    The Board shall direct the
              Trustee to segregate all or a specified
              portion of the trust assets into a separate fund (the "directed fund") and invest it in accordance with the directions of one or more investment managers appointed by the Board, subject to the following provisions:

                   (i)       Any investment manager so
                             appointed shall be (a)
                             registered as an investment
                             advisor under the Investment
                             Advisers Act of 1940; (b) a
                             bank, as defined in the
                             Investment Advisers Act of
                             1940; or (c) an insurance
                             company qualified under the
                             laws of more than one state to
                             manage, acquire, and dispose
                             of assets of the trust under
                             the plan.

                   (ii)      The Board shall deliver to the
                             Trustee a copy of a written
                             acknowledgment by the
                             investment manager that it
                             meets the requirements of
                             paragraph (i), that it is a
                             fiduciary with respect to the
                             plan, and that it has accepted
                             appointment as an investment
                             manager.  The Trustee shall be
                             protected in assuming that the
                             appointment of an investment
                             manager remains in effect
                             until the Trustee shall be
                             notified in writing by the
                             Board that such investment
                             manager has been removed or
                             has resigned.

                   (iii)     The Trustee shall invest and
                             reinvest the directed funds
                             only to the extent and in the
                             manner directed by the
                             investment manager.  Moreover,
                             the Trustee is not liable for
                             the acts or omissions of any
                             investment manager appointed
                             by the Board, nor is the
                             Trustee under any obligation
                             to invest or otherwise manage
                             any asset of the Plan which is
                             subject to the management of
                             the appointed investment
                             manager.  If the Trustee has
                             not received instructions from
                             an investment manager with
                             respect to the investment of
                             all or a part of the directed
                             fund, the Trustee shall invest
                             such amounts in interest
                             bearing obligations having
                             maturities of 90 days or less,
                             or in a common fund comprised
                             substantially of such
                             obligations, until directed
                             otherwise by the investment
                             manager.

                   (iv)      Any investment manager may
                             from time to time issue orders
                             for the purchase or sale of
                             securities directly to a
                             broker or dealer, and the
                             Trustee, upon direction from
                             the investment manager, shall
                             execute and deliver
                             appropriate trading
                             authorization.  Written notice
                             of the issuance of each order
                             and of execution of each order
                             shall be authority to the
                             Trustee to receive securities
                             purchased against payment
                             therefor and to deliver
                             securities sold against
                             receipt of the proceeds
                             therefrom, as the case may be.

                   (v)       Upon removal or resignation of
                             an investment manager, and
                             pending appointment of a
                             substitute investment manager,
                             the Trustee shall invest any
                             uninvested cash in the manner
                             described in paragraph (iii),
                             and shall not sell or
                             liquidate any investments of
                             the directed fund.

                   (vi)      No plan fiduciary other than
                             an investment manager shall be
                             liable for any act or omission
                             of such investment manager
                             unless such fiduciary
                             participates knowingly in, or
                             knowingly undertakes to
                             conceal, such act or omission
                             which such fiduciary knows to
                             be a breach of the fiduciary
                             responsibility of the
                             investment manager with
                             respect to the plan.  Further,
                             no plan fiduciary other than
                             an investment manager shall be
                             under any obligation to invest
                             or otherwise manage the assets
                             of the plan that are subject
                             to the management of the
                             investment manager and, to the
                             maximum extent permitted by
                             ERISA, the plan fiduciaries
                             other than the investment
                             manager shall have no
                             liability or responsibility
                             for acts or failures to act as
                             directed by the investment
                             manager, or, subject to
                             paragraph (iii), failing to
                             act in the absence of any such
                             direction.

    IN WITNESS WHEREOF, IFTC has caused this Second Amendment to be executed this 12th day of July, 1996.

                             INVESTORS FIDUCIARY TRUST COMPANY



                             By:  /s/  Thomas J. McCrossan
                             Name:  Thomas J. McCrossan
                             Title:  President and Chief Executive Officer

                                             EMPLOYER AND TRUSTEE